UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 14, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction Of Incorporation)	1-11533 (Commission File Number)	74-2123597 (IRS Employer Identification No.)

Bank of America Center, Suite 2400
390 North Orange Avenue
Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2012, the Company's Board of Directors approved Articles Supplementary to the Company's Articles of Incorporation to reclassify 16,000,000 authorized shares of Series E Convertible Cumulative Redeemable Preferred Stock, par value $.001 per share, into the same number of authorized but unissued shares of Common Stock, par value $.001 per share, of the Company subject to further classification or reclassification and issuance by the Company's Board of Directors.  The Articles Supplementary were filed with the Maryland State Department of Assessments and Taxation on November 14, 2012 and became effective on that date.  The Articles Supplementary are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)            Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

3.1            Articles Supplementary Reclassifying 16,000,000 Shares of Series E Convertible Cumulative Redeemable Preferred Stock into Common Stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:            November 16, 2012
  PARKWAY PROPERTIES, INC.
  By: /s/ Mandy M. Pope
                                    Mandy M. Pope
                                    Executive Vice President and Chief Accounting Officer